Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 93 to the Registration Statement on Form N-1A of Fidelity Income Fund: Fidelity Government Income Fund of our report dated October 17, 2012; Fidelity Total Bond Fund of our report dated October 18, 2012; and Fidelity Intermediate Government Income Fund of our report dated October 15, 2012 on the financial statements and financial highlights included in the August 31, 2012 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts October 24, 2012